BYLAWS OF ACCREW, INC.
Adopted: November 12, 2025 ARTICLE I - BUSINESS AND PURPOSE
Section 1.1 Purposes. The purposes of Accrew, Inc. (the "Corporation") shall be to enter into any lawful transaction and/or business venture.
Section 1.2 Powers. The Corporation shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Corporation, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Corporation, so long as said activities and obligations may be lawfully engaged in or performed by a corporation under the laws of the state of Delaware.
Section 1.3 Term of Corporation. The Corporation commenced on the date upon which the Certificate of Incorporation was duly filed with the Delaware Division of Corporations and shall continue in perpetuity, unless dissolved and liquidated per shareholder action under the laws of the state of Delaware.
ARTICLE II - OFFICES, FISCAL YEAR, REGISTERED AGENT
Section 2.1 Registered Office. The registered office of the Corporation shall be located at 16192 Coastal Highway, Lewes, Delaware 19958, provided that the Board of Directors may decide from time to time to set the location of the principal executive office of the Corporation at any place either within or outside the State of Delaware.
Section 2.2 Fiscal Year. The fiscal year of the Corporation will run from January 1st through December 31st and may be altered or changed from time to time by the Board of Directors at their discretion.
Section 2.3 Registered Agent. The name and address of the Corporation's registered agent for Delaware is Gust Delaware, Inc., 16192 Coastal Highway, Lewes, Delaware 19958.
ARTICLE III - SHAREHOLDERS
Section 3.1 Annual Meetings. The annual meeting of shareholders of the Corporation shall be held each year on a date and at a time designated by the Board of Directors, which shall be no later than thirteen (13) months after the last annual meeting of the shareholders, with such meeting to be held within or outside the State of Delaware. At the meeting, Directors shall be elected and any other proper business may be transacted. The Board of Directors may, at its sole discretion, determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication. If no date for the annual meeting is established or said meeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the shareholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting as provided under the Delaware General Corporation Law (Title 8 of the Delaware State Code, the "Code").
Section 3.2 Special Meetings. Special meetings of the shareholders may be called at any time by a Director or by the holders of shares of stock entitled to cast no less than half (50%) of the votes at the meeting, with such meeting to be held on a date and at a time and place either within or outside the State of Delaware as may be stated in the notice of the meeting.
Section 3.3 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting must be given no less than ten (10) nor greater than 60 days before the date of the meeting to each shareholder entitled to vote thereat, except that meetings to increase the number of shares, the number of shareholders, or corporate indebtedness require at least 60 days' notice.
Notice of a shareholders' meeting must be given by (1) hand delivery; (2) certified U. S. mail, return receipt requested; or (3) facsimile or electronic transmission, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. Notices shall be sent to the addresses stipulated in the Shareholder Ledger (Schedule 1 hereto).
Section 3.4 Adjournments. When a shareholders' meeting is adjourned to another time or place, except as otherwise provided in this Section, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 3.5 Validating Meeting of Shareholders; Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person expressly objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as required by the Code. A form of waiver is attached hereto as Exhibit B.
Section 3.6 Quorum. Three-quarters (75%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to reduce the voting shares below a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in this Article.
Section 3.7 Organization. Meetings of shareholders shall be presided over by the officers of the Corporation. In the absence of the foregoing persons, a chairman of the meeting may be designated by the shareholders in attendance at the meeting. The Secretary of the Corporation shall act as the secretary of the meeting, or in their absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 3.8 Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each outstanding share of common stock of the Corporation (regardless of class) shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of such shares in favor of the proposal and refrain from voting the remaining such shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is all shares such shareholder is entitled to vote. Unless otherwise stated, a majority vote will be required to affirm the resolution. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by either written proxy or a transmission permitted by Section 212(c) of the Code, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. A proxy may be revoked by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy.
In all elections for Directors, every shareholder shall have the right to vote the number of shares owned by such shareholder that are entitled to vote for as many persons as there are Directors to be elected, or to combine such votes and give one candidate as many votes as shall equal the number of Directors multiplied by the number of such shares held by such shareholder, or to distribute such cumulative votes in any proportion among any number of candidates. In all other matters, unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on the subject matter at a meeting in which a quorum is present shall be the act of the shareholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes at a meeting in which a quorum is present shall be the act of such class or classes, except as otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws.
Section 3.9 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten (10) days prior to the date of such meeting or more than 60 days prior to any such other action.
If no record date is fixed:
(a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held;
(b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and
(c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto or the 60th day prior to the date of such other action, whichever is later. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.
Section 3.10 Consent of Shareholders in Lieu of a Meeting. Except as otherwise provided in the Certificate of Incorporation or under the Code, any action that may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if, at least five days prior to the execution of the consent, a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the Corporation action without a meeting by less than unanimous written consent is delivered in writing to those shareholders who have not consented in writing.
ARTICLE IV - BOARD OF DIRECTORS
Section 4.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by, and all corporate powers shall be exercised by or under, the direction of a "Board of Directors," except as otherwise provided in these Bylaws or the Certificate of Incorporation. The Board of Directors shall consist of not less than one nor more than five "Directors," with the exact number of Directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board of Directors.
Section 4.2 Election; Term of Office; Resignation; Vacancies. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which such Director is elected and until a successor has been elected and qualified. Any Director may resign upon giving written notice to the Board of Directors of the Corporation, and such resignation will take effect when the notice is delivered, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Subject to the provisions of the Code, any Director may be removed with or without cause at any time by the shareholders of the Corporation at a special meeting called for such purpose. In addition, any Director may be removed for cause by action of the Board of Directors.
Unless otherwise provided in the Certificate of Incorporation or these Bylaws and except for a vacancy caused by the removal of a Director, vacancies on the Board of Directors may be filled by appointment by the Board of Directors. The shareholders may elect a Director at any time to fill a vacancy not filled by the Board of Directors.
Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places within or outside the State of Delaware and at such times as the Board of Directors may from time to time determine.
Section 4.4 Special Meetings; Notice of Meetings; Waiver of Notice. Special meetings of the Board of Directors may be held at any time or place within or outside the State of Delaware whenever called by any member of the Board of Directors. Subject to any greater notice requirements set forth in the Code, special meetings shall be held on five days' notice by mail (including email) or 48 hours' notice delivered personally or by telephone, telegraph, or any other means of communication authorized by the Code.
Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without objection to, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors. A form of waiver is attached hereto as Exhibit B.

Section 4.5 Participation in Meetings by Conference Telephone Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, through the use of conference telephone or similar communications equipment permitted by the Code, so long as all members participating in such meeting are clearly audible, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
Section 4.6 Quorum; Adjournment; Vote Required for Action. At all meetings of the Board of Directors, two-thirds of the number of Directors then elected and in office shall constitute a quorum for the transaction of business. Subject to the provisions of the Code, every act or decision made by at least two-thirds (67%) of the Directors present, at a meeting where quorum is established, shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws require a vote of a greater number.
Two-thirds (67%) of the Directors present, whether or not a quorum is established, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.
Section 4.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in the absence of the Chairman of the Board by the Vice Chairman of the Board of Directors, if any, or in their absence by a chairman chosen at the meeting. One of the other Directors will act as secretary of the meeting.
Section 4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.
Section 4.9 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of Directors for services in any capacity, including, but not limited to, attendance at any annual or special meeting of the Board of Directors.
Section 4.10 Removal of Directors. Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any Director or the entire Board of Directors may be removed, with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class, classes, or series of stock entitled to elect such Director or Directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders, and any vacancy thereby created may be filled by the holders of such class, classes, or series of stock represented at the meeting or pursuant to written consent.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of such Director's term of office.
Section 4.11 Employee Incentives. Subject to the provisions of the Delaware General Corporation Law and any limitations in the Corporation's Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to adopt a Stock Option and Incentive Plan and/or an Equity Incentive Plan in its discretion. The implementation of either such plan is subject to any and all limitations contained in these Bylaws and in the Corporation's Certificate of Incorporation.
ARTICLE V - EXECUTIVE AND OTHER COMMITTEES
The Board of Directors, by resolution adopted by at least two-thirds (67%) of the number of Directors then elected and in office, may designate an executive committee and other committees, each consisting of two or more Directors, to serve at the pleasure of the Board of Directors, and each of which, to the extent provided in the resolution but subject to the Code, will have all the authority of the Board of Directors.
The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.
Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article IV of these Bylaws.
ARTICLE VI - OFFICERS
Section 6.1 Officers; Election. As soon as practicable after the annual meeting of shareholders each year, the Board of Directors shall appoint a Chairman of the Board, President or Chief Executive Officer, a Chief Operating Officer, a Chief Technology Officer, a Secretary, and a Treasurer. The Board of Directors may also elect one or more Vice Presidents, and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.
Section 6.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer will hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors of the Corporation. Such resignation will take effect when the notice is delivered, unless the notice specifies a later time, and unless otherwise specified therein, no acceptance of such resignation will be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal will be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer will not itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
Section 6.3 Powers and Duties. The President or other appointed officers of the Corporation will have such powers and duties in the management of the Corporation as are stated in these Bylaws or in a resolution of the Board of Directors that is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The President or other appointed officers will have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose.
Except as elsewhere provided herein, the President or other appointed officers shall act by majority vote, provided, however, that such persons as hold the titles of Chief Executive Officer, Chief Operating Officer, and Chief Technology Officer shall together form the "Management Team," with actions of the Management Team determined by majority vote of the Management Team. Except as otherwise stated in these Bylaws or required under the Code, the business and affairs of the Corporation shall be conducted, directed, managed, and controlled, and all actions required under these Bylaws shall be determined solely and exclusively by, the President or other appointed officers; and the President or other appointed officers shall have all rights and powers and authority on behalf and in the name of the Corporation to perform all acts necessary and desirable to the objects and purposes of the Corporation. Without limiting the generality of the foregoing, the President or other appointed officers, in their capacity as such, shall have the right and power and authority, except as otherwise stated in these Bylaws, required under the Code, or specified by the resolutions of the Board of Directors electing such officers, on behalf of the Corporation to:
(a) authorize, execute, and engage in contracts, transactions, investments, and dealings on behalf of the Corporation, including contracts, transactions, investments, and dealings with any officer, Director, or shareholder;
(b) borrow money on behalf of the Corporation and mortgage, pledge, or otherwise encumber any assets of the Corporation;
(c) collect all amounts due to the Corporation;
(d) call meetings of shareholders;
(e) issue, to the extent and for such period as the Board of Directors explicitly delegates such authority to the officers, shares with the approval of the Management Team and in accordance with the restrictions of these Bylaws and the program described in Exhibit A, including the issuance of shares to employees of the Corporation, in consideration of services performed and to be performed, subject to such vesting provisions, priorities, including limitations on sharing in proceeds of liquidation or sale, or other requirements or conditions as determined by the Management Team;
(f) pay all expenses incurred in forming the Corporation;

(g) lend money;
(h) determine and make distributions, in cash or otherwise, in respect of shares, in accordance with the provisions of these Bylaws and the Code;
(i) establish a record date with respect to all actions to be taken hereunder that require a record date to be established;
(j) establish or set aside any reserve or reserves for contingencies and for any other proper corporate purpose;
(k) redeem, repurchase, or exchange, on behalf of the Corporation, shares that may be so redeemed, repurchased, or exchanged;
(l) appoint (and dismiss from appointment) attorneys and agents on behalf of the Corporation and employ or otherwise engage (and dismiss from employment or other engagement) any and all persons providing legal, accounting, or financial services to the Corporation, and such employees, consultants, independent contractors, or agents as the officers deem necessary or desirable for the management and operation of the Corporation, including, without limitation, any shareholder;
(m) incur and pay all expenses and obligations incident to the operation and management of the Corporation, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, travel, rent, insurance, supplies, and salaries and wages of the Corporation's employees and agents, including compensation to service providers who are also shareholders or Directors, provided, however, that any adjustment in the compensation of shareholders or Directors who are also officers must be justified, as determined by the officers, based on the relative contribution of each officer on behalf of the Corporation and the financial strength or success of the operations of the Corporation and must be agreed on unanimously by all officers then acting;
(n) acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Corporation and its assets or otherwise in the interest of the Corporation as the officers shall determine;
(o) open accounts and deposit, maintain, and withdraw funds in the name of the Corporation in banks, savings and loan associations, brokerage firms, or other financial institutions;
(p) effect a dissolution of the Corporation and act as liquidating trustee or the person winding up the Corporation's affairs, all in accordance with the provisions of these Bylaws and the Code;
(q) bring, defend, arbitrate, prosecute, or compromise on behalf of the Corporation actions and proceedings at law or equity before any court or governmental, administrative, or other regulatory agency, body, or commission or otherwise;

(r) prepare and cause to be prepared reports, statements, and other relevant information for distribution to shareholders as may be required or determined to be necessary or desirable by the officers from time to time;
(s) prepare and file all necessary returns and statements and pay all taxes, charges, assessments, and other impositions applicable with respect to the Corporation or its income or assets;
(t) delegate to any person or committees of persons any right, power, authority, and duty of the officers;
(u) prosecute, protest, defend, and protect all proprietary rights (including all trade names, trademarks, and service marks, and all licenses and permits and applications with respect thereto) of the Corporation and all rights of the Corporation in connection therewith;
(v) execute and deliver, for and on behalf of the Corporation, promissory notes, evidences of indebtedness, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments, in each case as the officers deem necessary or appropriate for the objects and purposes of the Corporation; and
(w) execute all other documents or instruments, perform all duties and powers, and do all things for and on behalf of the Corporation in all matters necessary or desirable or incidental to the foregoing.
The express grant of any power or authority in these Bylaws to the officers shall not in any way limit or exclude any other power or authority of the officers that is not specifically or expressly set forth in this Agreement.
Notwithstanding the foregoing, the unanimous written consent of all officers is required (a) to sell, transfer, exchange, dispose of, or abandon, in any single transaction or related series of transactions, Corporation property or assets having a net value in excess of thirty percent (30%) of the aggregate net value of all Corporation properties and assets; (b) to merge or consolidate the Corporation with or into any other corporation or any limited liability company, partnership, or other entity; (c) to refinance any loan of the Corporation in excess of $500,000 in replacement of any nonrecourse financing; (d) to change the purposes for which the property of the Corporation is held; (e) to incur debt in excess of ordinary working capital amounts at any time after all the secured debt of the Corporation has been replaced with nonrecourse financing; and (f) to raise additional capital other than as permitted under these Bylaws.
Section 6.4 Salaries. The salaries, compensation, and other benefits, if any, of the officers will be fixed from time to time by the Board of Directors, and no officer will be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE VII - SHARES
Section 7.1 Forms of Certificates. Every holder of shares in the Corporation is entitled to have a certificate signed in the name of the Corporation by at least one duly assigned officer of the Corporation, certifying the number of shares and the class or series of shares owned by such shareholder. If such certificate is manually signed by at least one officer or manually countersigned by a transfer agent or by a registrar, then any other signature on the certificate may be a scanned or facsimile signature. In case any officer, transfer agent or registrar who has signed or whose scanned or facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 7.2 Lost, Stolen, or Destroyed Share Certificates; Issuance of New Certificates. The Corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's authorized representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.
Section 7.3 Restrictions on the Transfer of Stock. Generally, the holders of common stock may not Transfer (as defined below) stock to any party other than the Corporation unless approved by the Board of Directors or as part of a change in control over the Corporation. Any Transfer, or purported Transfer, of shares not made in strict compliance with this Section shall be prohibited, shall not be recorded on the books and records of the Corporation, shall be null and void, and shall not be recognized by the Corporation. The foregoing restriction on Transfer shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"). For the avoidance of doubt, an offering conducted pursuant to Regulation A promulgated under the 1933 Act will not be considered an offering to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the 1933 Act.
"Transfer" shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation, or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.
"Constructive Sale" shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer of any shares of the Corporation's stock effected in violation of this Section 7.3 shall be null and void and shall have no force or effect, and the Corporation shall not register any such purported Transfer.
Any stockholder seeking the approval of the Board of Directors of a Transfer of some or all of its shares shall give written notice thereof to the Secretary of the Corporation that shall include: (i) the name of the stockholder; (ii) the proposed transferee; (iii) the number of shares, the Transfer of which approval is thereby requested; and (iv) the purchase price (if any) of the shares proposed for Transfer. The Corporation may require the stockholder to supplement its notice with such additional information as the Corporation may request.
Certificates representing, and in the case of uncertificated securities, notices of issuance with respect to, shares of stock of the Corporation shall have the following legend impressed on, printed on, written on or otherwise affixed:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY U.S. STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE U.S. STATE SECURITIES LAWS, OR PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY'S BOARD OF DIRECTORS TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE U.S. STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESALE AND TRANSFER RESTRICTIONS CONTAINED IN THE APPLICABLE STOCK PURCHASE AGREEMENT, THE BYLAWS, AND ANY SHAREHOLDERS' RIGHTS AGREEMENT, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN

REQUEST TO THE COMPANY AT ITS PRINCIPAL OFFICE. CERTAIN SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS.
The Corporation shall take all such actions as are practicable to cause the certificates representing, and notices of issuance with respect to, shares that are subject to the restrictions on Transfer set forth in this Section 7.3 to contain the foregoing legend.
Section 7.4 Stock Transfer Agreements. Upon receipt by the Corporation or the transfer agent of the Corporation of proper transfer instructions from the record holder of uncertificated shares or upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or, in the case of uncertificated securities and upon request, a notice of issuance of shares, to the person entitled thereto, cancel the old certificate (if any) and record the transaction in its books.
Section 7.5 Stockholders of Record. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.
Section 7.6 Special Designation on Certificates and Notices of Issuance. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 7.7 Stock Issuances. Shares of Class B of the common stock of the Corporation shall be distributed to users of the Corporation's app as set forth in Exhibit A.
ARTICLE VIII - RECORDS AND REPORTS
Section 8.1 Shareholder Records. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder (the "Shareholder Ledger"), attached hereto as Schedule 1.
Section 8.2 Corporate Documents and Bylaws. The Corporation shall keep at its principal executive office the original or a copy of the Certificate of Incorporation and Bylaws, as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. The Corporation shall, upon the written request of any shareholder, furnish a copy of the Certificate of Incorporation or Bylaws, as amended to date.
Section 8.3 Minutes and Accounting Records. The minutes of proceedings of the shareholders, the Board of Directors, and committees of the Board of Directors and the accounting books and records will be kept at the principal executive office of the Corporation, or at such other place or places as designated by the Board of Directors. The minutes will be kept in written form, and the accounting books and records will be kept either in written form or in a form capable of being converted into written form.
Section 8.4 Inspection by Directors and Shareholders. Subject to the Code, every Director and shareholder shall have the right, at any reasonable time, to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations for purposes relating to his or her status as Director. This inspection by a Director may be made in person or by an authorized representative and the right of inspection includes the right to copy relevant documents. The Director or shareholder shall be provided such access within ten (10) days of their written request unless they stipulate a later date.
Section 8.5 Annual Report to Shareholders. Subject to the Code, for as long as the Corporation has fewer than the number of shareholders specified in the applicable statute, if any, any requirement of an annual report to shareholders is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board of Directors considers appropriate.
At the annual meeting of shareholders, or the meeting held in lieu thereof, the Corporation shall lay before the shareholders a financial statement consisting of:
(a) A balance sheet containing a summary of the assets, liabilities, stated capital, if any, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of the end of the Corporation's most recent fiscal year, except that, if consolidated financial statements are laid before the shareholders, the consolidated balance sheet shall show separately or disclose by a note the amount of the consolidated surplus that does not constitute earned surplus of the Corporation or any of its subsidiaries and that is not classified as stated capital or capital surplus on the consolidated balance sheet; and
(b) a statement of profit and loss and surplus, including a summary of profits, dividends, or distributions paid, and other changes in the surplus accounts of the Corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this Section was made and ending with the date of said balance sheet, or in the case of the first statement of profit and loss, from the incorporation of the Corporation to the date of said balance sheet.
Section 8.6 Financial Statements. The Corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the Corporation on file in the Corporation's principal office for at least five (5) years. These documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand. Such provision must be made within ten (10) days of the written request and may be made by postal or electronic delivery.
Section 8.7 Form of Records. Any records maintained by the Corporation in the regular course of its business, with the exception of minutes of the proceedings of the shareholders, and of the Board of Directors and its committees, but including the Corporation's Shareholder Ledger and books of account, may be kept on, or be in the form of magnetic tape, photographs, microphotographs, electronic, cloud storage or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall convert to clearly legible form any records so kept upon the request of any person entitled to inspect the same.
ARTICLE IX - MISCELLANEOUS
Section 9.1 Indemnification. The Corporation shall have the power to indemnify, to the maximum extent and in the manner permitted by the Code, each of its Directors, officers, employees, and agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such Director or officer or on such Director's or officer's behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, which such Director or officer is, or is threatened to be made, a party to or participant in by reason of such Director's or officer's agency, if such Director or officer (i) acted in good faith and in a manner such Director or officer reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The Board of Directors may direct the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation.

Section 9.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Code and the Corporation's Certificate of Incorporation.
No distribution may be made if, after giving it effect (a) the Corporation would be insolvent; or
(b) the net assets of the Corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the Corporation were then to be liquidated.
Section 9.3 Arbitration of Disputes. These Bylaws shall be governed by and construed in accordance with the laws of the state of Delaware, without regards to its conflicts of laws principles. To the fullest extent permitted by the Code, any impasse, controversy or dispute (collectively, "Dispute") by or between shareholders, Directors or officers, or persons claiming to be so empowered or so acting, affecting or impacting them or the Corporation, of whatever nature or description or in any fashion involving or affecting the management, operations, decision making, finances, financial structure, stock or ownership of the Corporation shall be subject to binding arbitration. Failing amicable and satisfactory resolution of a Dispute within a reasonable time, and in no event in excess of sixty (60) days from the date of written notice by any shareholder or Director of his or her intention to submit a Dispute to arbitration, any party may refer the Dispute to arbitration by one or more arbitrators appointed by mutual agreement of the parties affected by or involved in the Dispute, in Chicago, Illinois, or in another location mutually agreed upon by the parties. Arbitration shall be conducted pursuant to the rules of the American Arbitration Association then prevailing, or by procedural rules suggested by the appointed arbitrator or arbitrators for the conduct of such arbitration. The arbitration award shall be final and binding upon the Corporation and all shareholders, Directors and officers of the Corporation, and judgment may be entered thereon in any court of competent jurisdiction. Arbitration fees and "administrative" costs associated with the arbitration shall be divided and paid equally by the parties, but each party shall be solely responsible for attorney fees and expenses incurred by that party in the conduct of the arbitration.
Section 9.4 Amendment of Bylaws; Additional Bylaws. To the extent permitted by law, these Bylaws may be amended, supplemented or repealed, and new Bylaws adopted, by the affirmative vote of persons holding at least two-thirds (67%) of the shares of the Corporation entitled to vote. To be clear, the Board of Directors may amend the Accrew Member Awards and Share Issuance Program attached as Exhibit A, but the Bylaws may only be amended as stated in this Section 9.4.
[End of Accrew, Inc. Bylaws]

CERTIFICATION OF SECRETARY
The undersigned, Mark Willoughby, in my capacity as the Corporate Secretary of Accrew, Inc., a Delaware corporation, hereby certify that the foregoing document is a true and complete statement of the Bylaws of the Corporation and that such Bylaws have been duly adopted by the Board of Directors of the Corporation, effective as of November 12, 2025.

2025-12-22

By: Mark Willoughby Corporate Secretary

EXHIBIT A
ACCREW MEMBER REWARDS AND SHARE ISSUANCE PROGRAM
Section 1. Definitions
For purposes of this Exhibit A, the terms below shall have the following definitions. "Accrew Card" means any debit card, charge card, or credit card issued by
CrossRiver Bank to a Member so as to yield income for the Corporation.
"Act" means the Delaware General Corporation Law, 8 Del. C. 101 et seq., as amended.
"Active Member" means any Member with cumulative lifetime Spend of at least four hundred U.S. dollars ($400).
"App" means the app developed by the Corporation for use by the Members. The term "App" includes the Corporation's mobile app and any future website app.
"Authorized Class B Shares" means, for any date, the total number of Class B Shares the Corporation is authorized to issue as of such date.
"Award(s)" refers to the number of Class B Shares a Member may receive pursuant to the formula set forth in Section 2.2 of this Program.
"Board" means the Board of Directors of the Corporation.
"Bylaws" means the bylaws of the Corporation, as adopted and amended from time to time.
"Class B Share" or "Class B Shares" means the Shares of the class designated "Class B" in the Certificate of Incorporation.
"Class B Shareholder" means any holder of Class B Shares.
"Compliance Freeze" means an action taken by the Corporation under Section 2.9(2) of this Program to limit a Shareholder's App usage, Class B Share issuances, or Share redemptions.
"Contributed Profits" means, for any Member and any calendar month, the sum of Spend Contributed Profits and Invite Contributed Profits for such Member and month.
"Corporation" means Accrew, Inc.
"Discretionary Excess Shares" means, for each month, either the Minimum Excess Shares or such greater number (not to exceed the Maximum Excess Shares) as is chosen by the Management Team for that month.
"Discretionary Progressive Shares" means, for each month, either the Minimum

Progressive Shares or such greater number (not to exceed the Maximum Progressive Shares) as is chosen by the Management Team for that month.
"Insider(s)" means the members of the Management Team, employees of the Corporation, and future investors (Series Seed, A, B, C, etc.).
"Invite Contributed Profits" means, for any Member and any calendar month, (a) the percentage resulting from dividing (i) the product of 40% and the lesser of (A) the number of Successful Invites attributable to such Member and (B) the Maximum Successful Invites applicable to such month by (ii) the Total Active Members for that month, if such Member has +1UP status or +2UP status for that month, and (b) zero otherwise.
"Management Team" consists of the individuals currently serving as the Corporation's Chief Executive Officer, Chief Operating Officer, and Chief Technology Officer.
"Maximum Excess Shares" means 500,000, subject to adjustment for stock splits. "Maximum Monthly Transferable Shares" means 500,000, subject to adjustment for stock splits.
"Maximum Progressive Shares" means 4,000,000, subject to adjustment for stock splits.
"Maximum Successful Invites" means, as of any date, the number assigned to that term by Section 4.2 of this Program based on the Total Active Members as of such date. "Member" or "Member-User" means a user of the App.
"Member Monthly Spend" means, for any Member and any calendar month, such Member's aggregate Spend in such month.
"Member Spend Share" means, for any given Member and any given month, (a) 60% if such Member has +2UP status for that month, (b) 40% if such Member has +1UP status but not +2UP status for that month, and (c) zero if such Member has neither +1UP status nor
+2UP status for that month.
"Minimum Excess Shares" means 300,000, subject to adjustment for stock splits. "Minimum Progressive Shares" means 500,000, subject to adjustment for stock splits.
"Net Interchange" means, for any month, the net amount paid by CrossRiver Bank to the Corporation on the basis of transactions completed with Accrew Cards in that or previous months, including offsets resulting from reversals of earlier such transactions.
"Net Interchange Percentage" means, for any month, (a) a percentage greater than or equal to 20% as selected by the Management Team for that month, or (b) 20% if no proposed percentage gains the votes of a majority of the Management Team for that month.

"Profit" or "Profits" means, for each calendar month, the greater of (i) 90% of the Corporation's net income for such month, as determined on a cash basis and otherwise in keeping with Generally Accepted Accounting Principles, and (ii) the product of the Net Interchange Percentage and the Net Interchange for such month.
"Profit Sharing Pool" means the pool that will hold the Profits. Within five business days after the end of each month, the Management Team will cause the Profits for such month to be moved to the Profit Sharing Pool.
"Program" shall mean this Accrew Member Rewards and Share Issuance Program set forth in this Exhibit A.
"Redeemed Class B Share Count" means, for any month, the number of Class B Shares redeemed from the Corporation in such month.
"Share" or "Shares" shall refer to the Corporation's common stock, regardless of class.
"Shareholder" means a Member that has acquired Class B Shares through the
Program or any other holder of Shares.
"Spend" means, for any Member and any calendar month, such Member's total monthly Accrew Card transaction amount for all transactions occurring in such month, less all transactions that have been successfully disputed, refunded, or reversed during such calendar month or prior month and not yet subtracted from any previous month's Spend on account of such successful dispute, refund, or reversal, and not including any ATM withdrawals or deposits.
"Spend Contributed Profits" means, for any Member and any calendar month, the percentage resulting from dividing (i) the product of such Member's Member Monthly Spend for such month and such Member's Member Spend Share as of the end of such month, by (ii) the Total Members' Monthly Spend for such month.
"Successful Invite" means a new user of the App that receives an invite link, signs up to become an Accrew user, and spends at least $400 on his/her/its Accrew Card during the time the user is a Member of Accrew, with such Successful Invite then attributed to the Member who generated the invite link through which the Successful Invite became a Member. This definition is subject to change based on the Corporation's profitability, as determined by the Management Team, and Members will be notified of any changes of this definition 30 days in advance of the change.
"Target Class B Shares" means 38,000,000, subject to adjustment for stock splits. "Terms" means the Terms and Conditions for the App, as published and updated from time to time.
"Total Active Members" means, for any period, the number of people who qualified as Active Members at any time during that period.

"Total Current Outstanding Class B Shares" means, for any date, the number of Class B Shares that are outstanding as of that date.
"Total Current Outstanding Shares" means, for any date, the number of Shares that are outstanding as of that date.
"Total Members' Monthly Spend" means, for any calendar month, the total Spend across all Members in such month.
"Total Monthly Class B Shares Distributed" means, for any month, the lesser of (a) the excess of the Authorized Class B Shares over the Total Current Outstanding Class B Shares as of the end of that month and (b) the greater of (i) the Discretionary Excess Shares for that month and (ii) the lesser of (A) the sum of the Discretionary Progressive Shares and the Redeemed Class B Share Count for such month and (B) the excess of the Target Class B Shares over the Total Current Outstanding Class B Shares as of the end of that month.
Section 2. Share Issuance and Redemption Program
2.1. Authorization to Issue Stock. The Board or the Management Team (upon delegation by the Board) may cause the Corporation to issue Class B Shares to Members from the Corporation's authorized common stock pursuant to the terms described in this Program. Neither the Board nor the Management Team may cause the Corporation to issue Class B Shares to Members when such issuance violates any applicable laws or regulations or in the event that all of the authorized Class B Shares are outstanding. CLASS B SHARE ISSUANCES ARE NOT GUARANTEED. THERE MAY BE OCCASIONS WHEN THE BOARD CANNOT ISSUE CLASS B SHARES OR AWARDS IN A GIVEN MONTH. ALL ISSUANCES OF CLASS B SHARES ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THIS EXHIBIT A.
2.2. Accrew Share Distribution. Pursuant to the restrictions set forth in this Exhibit A, the Management Team, upon delegation of such authority from the Board, may, at the conclusion of each calendar month, issue to each Member a number of Class B Shares equal to the product of the Total Monthly Class B Shares Distributed for that month and such Member's Contributed Profits for that month. If the Management Team thus issues any Class B Shares for a given calendar month, it will do so no later than five days after the end of such month.
2.3. Redemption of Accrew Shares. A Shareholder may at any time request a redemption through which the Shareholder would exchange some number of its Shares in exchange for cash from the Profit Sharing Pool, provided that no Insider may propose to redeem a Share in this way until two years after such Share has been issued and first sold or issued to a person or entity other than the Corporation. The Management Team or the Board shall then decide in its discretion whether to consent to such request, such consent not unreasonably to be withheld, provided that neither the Management Team nor the Board may thus consent to any redemption that would violate the Act, and provided further that the

Management Team may consent to redemptions only to the extent that the Board confers such power upon the Management Team from time to time. If so authorized by the Board, the Management Team may elect to establish programmatic rules in advance, for any period covered by any particular delegation of authority over redemptions to the Management Team by the Board, according to which redemption requests from Shareholders are automatically approved or rejected during such period without additional explicit action by the Management Team, provided that the Management Team may not, through the use of such programmatic review of redemption requests, authorize any redemption that the Management Team could not approve through its own explicit action. If a redemption request is approved, then the Corporation will distribute a cash payment to the redeeming Shareholder equal to the number of Shares such Shareholder is redeeming, divided by the Total Current Outstanding Shares, and multiplied by the Profit Sharing Pool. THIS PROGRAM DOES NOT BESTOW UPON ANY SHAREHOLDER THE RIGHT TO RECEIVE A CASH PAYMENT. NOTHING IN THIS PROGRAM BESTOWS THE RIGHT UPON SHAREHOLDERS TO REDEEM SHARES FOR CASH.
2.4 Redemption Windows & Available Capacity. Redemption requests must be made through the App and can be made at any time, provided that redemptions will be available only when the App is live and functioning and not undergoing maintenance and there is a positive balance in the Profit Sharing Pool. The Corporation will process redemption requests within three business days and shall, should a Shareholder's redemption request be approved, disburse the corresponding payment to the redeeming Shareholder's approved bank account as soon as reasonably practicable after such redemption request is approved.
2.5 Suspension/Termination. The Management Team may suspend, limit, or terminate redemptions at any time to comply with governing laws.
2.6 Transparency. The Corporation will periodically disclose via the App Total Current Outstanding Class B Shares, current Profit Sharing Pool status, the identity and Share holdings of Insiders, and any changes to the Program.
2.7 Transfer Restrictions. All Insiders are prohibited from transferring more than the Maximum Monthly Transferable Shares in any calendar month.
2.8 Ownership Caps; Forced Redemption Procedure
1) 5% Class B Ownership Cap. No Class B Shareholder may beneficially own more than 5% of the Total Current Outstanding Class B Shares at any time. "Beneficial ownership" includes indirect holdings, coordinated accounts, and derivative equivalents as reasonably determined by the Corporation.
2) Automatic Exchange/Repurchase. If a Class B Shareholder accumulates more than 5% of the Total Current Outstanding Class B Shares, the Corporation will promptly repurchase the excess Class B Shares above the 5% threshold (the "Excess

Class B Shares") for a cash payment in accordance with the procedures set forth in Sections 2.3-2.5 of this Program.
3) Excess Shares; Voting Suspension. Excess Class B Shares shall not be entitled to a vote as described in this Program and shall be designated for mandatory redemption. If the Corporation is for any reason unable to process the redemption, the Excess Class B Shares shall remain queued for redemption as soon as possible and remain non-voting within the Program until redeemed.
2.9 Setoff; Forfeiture; Compliance Freezes
1) Setoff. If a Shareholder is past due on meeting an obligation to the Corporation (e.g., negative account balance or unpaid fees for 90 consecutive days), the Corporation may approve or compel redemption by such Shareholder and apply proceeds from such redemption toward such obligation. If the proceeds from such exemption do not satisfy the Shareholder's outstanding obligation, the Corporation shall have the right to enforce a lien against future Program issuances and future redemption proceeds until the overdue obligation cured.
2) Compliance Freezes. On reasonable suspicion of fraud, anti-money laundering and "know your customer" violations, sanctions risks, court orders, liens, or Terms violations, the Corporation may freeze the Shareholder's account on the App, pause any distributions of Class B Shares (if applicable) to the Shareholder, or prohibit the Shareholder from redeeming its Shares pending review.
2.10 Program Amendments
1) Changes. The Board shall delegate to the Management Team the power to amend the Program in the Management Team's discretion. The Management Team may provide the Shareholders with 30 days' advance notice of any changes when feasible; otherwise, all changes to the Program will be shared with the Shareholders as soon as reasonable via the App.
2) Material Program Changes. Any Program change requiring the approval of the Securities and Exchange Commission ("SEC") shall be reported on Form 1-U and/or via a post-qualification amendment/supplement to the relevant offering circular.

Section 3. Member App Proposals and Class B Share Advisory Voting
3.1 Purpose; Scope. The Corporation shall maintain within its App a proposal and voting module (the "Member Voting Module") enabling Class B Shareholders to: (i) propose and vote on potential company acquisitions or investments intended to generate profits for the Corporation and its Shareholders; (ii) propose and vote on App features or other product priorities; and (iii) vote when the Board seeks Class B Shareholder input on Corporation-specific policies. Votes under this Section 3 are Program advisory votes and do not supersede the Act, the Certificate of Incorporation, the Bylaws, or the Board's authority or fiduciary duties.

3.2 Eligibility to Propose; Submission Standards.
1) Proposals. Any Class B Shareholder that is not currently subject to an active Compliance Freeze may submit a proposal through the Member Voting Module, subject to submission thresholds and formatting guidelines established from time to time by the Board (e.g., evidencing minimum Member support or share backing, business case, compliance certifications, and budget parameters).
2) Screening. The Management Team may screen, consolidate, or decline proposals for any reason, including a belief that a proposal is unlawful, impracticable, duplicative, or insufficiently supported, and may request revisions for clarity, feasibility, or compliance.
3.3 Record Date; Voting Power
1) Record Date. For each proposal, the Board (or its designee) shall set a record date under Section 213 of the Act, and Eligible Voting Shares (defined below) for such proposal shall be determined as of such record date, regardless of later cures to Compliance Freezes.
2) Voting Power. On each issue presented for consideration in the Member Voting Module, each Class B Shareholder shall be entitled to one (1) vote per Eligible Voting Share held as of the record date. "Eligible Voting Shares" means all Class B Shares that are not (a) designated as Excess Class B Shares or (b) held by a Shareholder subject to an active Compliance Freeze.
3) Delegation/Proxy. Voting by in-app delegation or proxy is permitted; however, no single delegate may exercise 20% or more of the total delegated Eligible Voting Shares in any advisory vote unless such concentration is itself approved by 50% or more of Eligible Voting Shares in that advisory vote.
3.4 Quorum; Approval, Availability and Voting Window
1) Available Period. Once a proposal is certified by the Management Team and posted in the Member Voting Module, it shall remain open and visible for Class B Shareholder voting for not less than twelve (12) months from its opening date (the "Availability Period"), unless earlier withdrawn by the Board for legal, regulatory, or compliance reasons stated on the proposal page.
2) Quorum Measurement. Quorum is achieved at any time during the Availability Period when valid ballots cast represent 20% or more of the Eligible Voting

Shares for that proposal as of the applicable record date.
3) Final Voting Period After Quorum. Upon quorum being achieved, the proposal immediately enters a final voting period of sixty (60) days (the "Final Voting Period"), during which Members may cast new ballots or modify previously submitted ballots. The Final Voting Period may extend beyond the Availability Period, and the proposal shall remain open solely to complete this 60-day period, after which the polls close and results are certified.
4) Approval Threshold. A proposal is advisory-approved if, upon close, 50% or more of the Eligible Voting Shares cast are in favor, with votes weighted one (1) vote per Eligible Voting Share.
5) Lapse if no Quorum. If a quorum is not achieved within the Availability Period, the proposal automatically expires and is removed from the Member Voting Module. Any resubmission must be filed as a new proposal and satisfy then-current submission standards.
6) Advisory effect. Outcomes under this Section 3 are non-binding, and neither the Management Team nor the Board is obligated to act on any advisory-approved proposal. The Board retains full authority to accept, modify, defer, or reject any proposal, subject to applicable law and the Bylaws.
3.5 Effect; Board Action; Legal/Financial Conditions.
1) Advisory Effect. Outcomes under this Section 3 are non-binding and neither the Management Team nor the Board is obligated to act on any advisory-approved proposal. The Board retains full authority to accept, modify, defer, or reject any proposal, subject to applicable law and the Bylaws.
2) Any Member-approved acquisition/investment remains subject to Board approval, due diligence, financing availability, regulatory approvals, and applicable law.
3) No impairment; surplus. No action may be taken that would impair capital, contravene Section 160 or 170 of the Act, or otherwise violate law or the Certificate of Incorporation.
3.6 Process Integrity; Compliance
The Management Team may (i) implement anti-money laundering and "know your customer" rules, device/account authentication, anti-fraud controls, rate limits, and audit logs for the Member Voting Module; (ii) invalidate votes cast in violation of law or the Bylaws; and (iii) take reasonable measures to preserve fairness, security, and reliability of voting.
3.7 Notice; Results; Disclosure. The Corporation shall provide in-App notice of proposal openings, quorum, and closings and publish aggregate results after certification. If a vote concerns a matter that requires public disclosure under Regulation A promulgated under the Securities Act of 1933 or other applicable law, the Corporation shall make timely filings and investor notifications as required by such law or regulation.
3.8 No Waiver of Statutory Stockholder Rights. Nothing in this Section 3 limits or replaces statutory stockholder meetings, consents, or votes required by the Act, the Certificate of Incorporation, or the Bylaws. If the Board elects to seek a binding stockholder vote on any matter, such vote shall be conducted in accordance with the Act and Article III of the Bylaws.
Section 4. Boosted Rewards Program
4.1 Rewards Tiers.
1. +1UP: For any calendar month, a Member has +1UP status if and only if the Member's Spend for that month exceeds $400.

2. +2UP: For any calendar month, a Member has +2UP status if and only if the Member's Spend for that month exceeds $800.

4.2 Successful Invite Cap.
To prevent large concentrations of ownership by one Member, the maximum number of Successful Invites per Member is capped based on Total Active Members. As the number of Total Active Members increases, so will the Successful Invite cap.

Total Active Members Maximum Successful Invites Per Member
0 - 5,000 200
5,001 - 25,000 400
25,001 - 100,000 1,500
100,001 - 500,000 5,000
500,0001 - 2,000,000 10,000

2,000,0001- 10,000,000 25,000
> 10,000,001 50,000

Section 5. Dispute Resolution
The terms of this Program shall be governed by and construed in accordance with the laws of the state of Delaware, without regards to its conflicts of laws principles. Any dispute regarding this Program shall be arbitrated in accordance with Section 9.3 of the Bylaws.

EXHIBIT B
FORM OF WAIVER OF NOTICE

ACCREW, INC. WAIVER OF NOTICE
I, Andrew Jason Montgomery, a Chariman of the Board of Accrew, Inc. (the "Corporation"), hereby waive the notice requirements stipulated in the Bylaws of the Corporation dated effective as of November 12, 2025, provided I am present at such meeting. I stipulate that this waiver stays in effect for all such meetings until formally revoked by written notice delivered to one or more of the directors or officers of the Corporation.

By:---- -
Name: Andrew Jason Montgomery Title: Chairman of the Board
Date: November 12, 2025

ACCEPTED ACCREW, INC.

By: ---- -
Name: Andrew Jason Montgomery Title: Chairman of the Board
Date: November 12, 2025

SCHEDULE 1 SHAREHOLDER LEDGER

SHAREHOLDER NAME
SHAREHOLDER ADDRESS
SHARES OWNED
Andrew (AJ) Montgomery 360 W Illinois St #302, Chicago, IL 60654 5,100,000 Class A
Mark Willoughby 3233 N Racine Ave Unit 1, Chicago, IL 60657 2,400,000 Class A
Andy Lai 4817 SE Stewart Ct, Hillsboro, Oregon 97123 300,000 Class A
Michelle Phanthongphay 504 N Green St #1117, Chicago, IL 60642 30,000 Class A

Audit trail

 Details

FILE NAME Accrew, Inc. Bylaws.pdf - 12/22/25, 3:57PM

STATUS   Signed

2025/12/22
STATUS TIMESTAMP
22:24:34 UTC

 Activity

ajm@accrewmoney.comsent a signature request to:

2025/12/22
 SENT Mark Willoughby (mw@accrewmoney.com)
21:58:27 UTC

SIGNED
Signed by Mark Willoughby (mw@accrewmoney.com)

2025/12/22
22:24:34 UTC

COMPLETED
This document has been signed by all signers and iscomplete
2025/12/22
22:24:34 UTC
The email address indicated above for each signer may be associated with a Google account, and may either be the primary email address or secondary email address associated with that account.